Exhibit 1.01
Aerojet Rocketdyne Holdings, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2015
Unless otherwise indicated or required by the context the terms “we,” “our,” and “us” refer to Aerojet Rocketdyne Holdings, Inc.
This report for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.
1.    Pursuant to the Rule, this report is not subject to an independent private sector audit.
Company Overview
Aerojet Rocketdyne Holdings, Inc. (the “Company”) is a manufacturer of aerospace and defense products and systems with a real estate segment that includes activities related to the re-zoning, entitlement, sale, and leasing of the Company’s excess real estate assets. The Company’s continuing operations are organized into two segments:
Aerospace and Defense — includes the operations of the Company’s wholly-owned subsidiary Aerojet Rocketdyne, Inc. (“Aerojet Rocketdyne”), a leading technology-based designer, developer and manufacturer of aerospace and defense products and systems for the United States (“U.S.”) government, including the Department of Defense, the National Aeronautics and Space Administration, major aerospace and defense prime contractors as well as portions of the commercial sector. Aerojet Rocketdyne is a world-recognized engineering and manufacturing company that specializes in the development and production of propulsion systems for defense and space applications, armament systems for precision tactical systems and munitions, and is considered a domestic market leader in launch propulsion, in-space propulsion, missile defense propulsion, tactical missile propulsion and hypersonic propulsion systems. It is possible that Aerojet Rocketdyne business activities may result in the use of conflict minerals (as defined in Section 1, Item 1.01 (d)(3) of Form SD) that originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, referred to as the “Covered Countries”) or are from recycled or scrap sources (as defined in Section 1, Item 1.01 (d)(6) of Form SD) in the production of its products.
Real Estate - includes the activities of the Company’s wholly-owned subsidiary Easton Development Company, LLC related to the re-zoning, entitlement, sale, and leasing of the Company’s excess real estate assets. The Company owns approximately 11,500 acres of land adjacent to U.S. Highway 50 between Rancho Cordova and Folsom, California East of Sacramento. The Company’s real estate activities do not result in the use of Conflict Minerals in any form.

The content of any website referred to in this Conflict Minerals Report is included for general information only and not incorporated by reference in this report.
Supply Chain
We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower tier suppliers.
The Company included suppliers in our 3TG due diligence that were determined to directly support the Company’s products. We surveyed the Company’s direct suppliers that represented 100% of our 2015 direct expenditures for material that supported our products. We assessed our industry as well as others and confirmed that this risk-based approach is consistent with how many of our peer companies are approaching the Rule. Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify suppliers downstream from our direct suppliers.
In accordance with the Organisation for Economic Co-operation and Development (“OECD”) Guidance and the Rule, this report is available on our website at http://ir.aerojetrocketdyne.com/sec.cfm.

Conflict Minerals Policy
Aerojet Rocketdyne’s Conflict Minerals policy can be found at the following internet website at http://www.rocket.com/supp/policies.

2. Due Diligence Process
2.1    Design of Due Diligence
Our due diligence measures have been designed to conform, in all material respects, with the framework in The OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Second Edition 2013 (“OECD Guidance”) and the related Supplements for gold and for tin, tantalum and tungsten (3TG).
2.2    Management Systems
As described above, Aerojet Rocketdyne has adopted a policy which is posted on our website at http://www.rocket.com/supp/policies.

Internal Team
The Company has established a compliance and management reporting system for conflict minerals. Our management system is sponsored by the Vice President, Supply Chain Material Management, as well as a team of subject matter experts from relevant functions in Supply Chain Management. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and is led by the Director, Supply Chain Compliance who acts as the conflict minerals program manager. Senior management is briefed about the results of our due diligence efforts on a regular basis.
Control Systems
As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other major manufacturers in the Aerospace and Defense Industry. We implemented a supply chain system of controls and transparency through the use of due diligence tools created by the Conflict-Free Sourcing Initiative (“CFSI”), which includes the Conflict Minerals Reporting Template (“CMRT”), a supply chain survey designed to identify the smelters and refiners that process the necessary conflict minerals contained in our products. Additionally, the Company contracted with Source Intelligence (“SI”) which delivers supply chain intelligence and supplier data collection and analysis services that support regulatory compliance, sustainability and social responsibility initiatives. SI was utilized extensively to gather 3TG supplier data for the Company.
Controls include, but are not limited to, our Code of Conduct which outlines expected behaviors for all of our employees, our Suppliers Code of Conduct, and a supplier conflict minerals contract clause incorporated in all contracts.
2.3    Reasonable Country Of Origin Inquiry (“RCOI”)
The Company’s RCOI employed a combination of measures to determine whether the necessary conflict minerals in the Company's products originated from the Covered Countries or are from recycled or scrap sources. The Company’s primary means of determining country of origin of necessary conflict minerals was conducting a supply chain survey with direct suppliers using the Electronic Industry Citizenship Coalition Global e-Sustainability Initiative (“EICC-GeSI”) Conflict Minerals Reporting Template, which we refer to as the EICC-GeSI form.
To complete the RCOI required by the Rule, SI engaged the Company’s suppliers to collect information about the presence and sourcing of 3TG used in the products and components supplied to the Company. The SI program utilized the Conflict-Free Sourcing Initiative’s CMRT. Suppliers were offered two options to submit the required information, either by uploading the CMRT or by completing an online survey version of this template directly in the SI platform.
2.4    Supplier Engagement
The Company provided SI with at least one method of contact for each Tier 1 supplier designated as in-scope (email address, telephone number, facsimile number, or mailing address). Email was the preferred method of communication. The RCOI began with an introduction email from Aerojet Rocketdyne to suppliers describing the Conflict Minerals Compliance Program (“CMCP”) requirements and identifying SI as a partner in the process. Following that introduction email, SI sent a subsequent email to suppliers containing a registration and survey request link for the on-line data collection platform.

In an effort to increase awareness of the CMCP, supporting regulation, and frequently asked questions concerning 3TG mineral tracing, our suppliers were directed to the SI Conflict Minerals Supplier Resource Center (https://conflictmineralsresources.com) in the initial registration email.
Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG smelters or refiners ("SORs") and associated mine countries of origin. Suppliers who had already performed a RCOI through the use of the CMRT were asked to upload this document into the SI system or to provide this information in the online survey version.
Where a supplier was unable to provide a CMRT, SI requested information on its suppliers of products or components which may require 3TG for their production or functionality. These Tier 2 suppliers, and subsequent tiers of suppliers as needed, were then engaged following the contact procedures explained above. When contact information was provided, Tier 2 and beyond suppliers were contacted up to two times via email or phone in order to build a chain-of-custody back to the 3TG SOR. Every effort was made to address and meet the concerns of suppliers regarding their need to maintain the confidentiality of their data. In order to address this concern, SI executed non-disclosure agreements with the Company's suppliers when requested.
2.5    RCOI Results
As a downstream purchaser of potential conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals or whether the necessary conflict minerals were from recycled or scrap sources. We also rely, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.
Another complicating factor is the unavailability of country of origin and chain of custody information from our suppliers on a continuous, real-time basis. Since we do not have direct contractual relationships with smelters and refiners, we rely on our direct suppliers to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce.
A total of 729 Tier 1 suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process conducted by SI. The response rate among these suppliers was 67%. Of these responding suppliers, 33% indicated one or more of the regulated metals (3TG) as necessary to the functionality or production of the products they supply to us. A total of 17 Tier 2+ suppliers were identified as in scope for conflict minerals and contacted. The response rate among these suppliers was 100%. Based on SI smelter/refiner database there was an indication of DRC sourcing for 31 out of 371 verified smelters/refiners.
Based on the information provided by our suppliers, the facilities that may have been used to process the necessary conflict minerals used in the products described above may include the smelters and refiners listed in Appendix A.
2.6    Due Diligence Process
For those supply chains with SORs that are known or thought to be sourcing from the DRC, additional investigation is needed to determine the source and chain-of-custody of the regulated metals. SI relies on the following internationally accepted audit standards to determine which SORs are considered “DRC Conflict Free”: the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. If the SOR is not certified by these internationally-recognized schemes, SI attempts to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes the SORs take to track the chain-of-custody on the source of its mineral ores. Relevant information to review includes: whether the SOR has a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research is also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices. Up to three contact attempts are made by SI to SORs to gather information on mine country of origin and sourcing practices. SI also assigns red flags to SORs where there is evidence of sourcing from an OECD country, or evidence of sourcing from countries which are unknown reserves for a 3TG.
3. Steps To Be Taken To Mitigate Risk Through Enhanced Due Diligence Efforts

The Company intends to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in its products could benefit armed groups in the Covered Countries:

•	Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts.

•	Continue engagement with suppliers and direct them to training resources to increase the response rate and improve the content of the supplier survey responses.

•	Define and improve best practices and build leverage over its supply chain in accordance with the OECD Guidance.

Appendix A

The table below lists the CFSI Smelter Information Exchange validated smelters identified in our EICC-GeSI Template responses for 2015.

Metal	Official Smelter Name	Smelter Country
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Al Etihad Gold	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asahi Refining Canada Limited	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	ASARCO Incorporated	United States
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	BHP Billiton	Australia
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux SA	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	China Nonferrous Metal Mining (Group) Co., Ltd.	China
Gold	Chugai Mining	Japan
Gold	Codelco	Chile
Gold	Daejin Indus Co., Ltd.	South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	DODUCO GmbH	Germany
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	South Korea
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Eldorado Gold Corporation	Canada
Gold	Elemetal Refining, LLC	United States
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	ESG Edelmetall-Service GmbH & Co. KG	Germany
Gold	Faggi Enrico S.p.A.	Italy
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Geib Refining Corporation	United States

Metal	Official Smelter Name	Smelter Country
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	Brazil
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	South Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
Gold	JSC Uralelectromed	Russia
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys plc	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Metal Co. Ltd	South Korea
Gold	Korea Zinc Co. Ltd.	South Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-NIKKO Copper Inc.	South Korea
Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metahub Industries Sdn. Bhd.	Malaysia
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Co Ltd	China
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining & Smelting	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russia

Metal	Official Smelter Name	Smelter Country
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russia
Gold	OJSC Kolyma Refinery	Russia
Gold	OJSC Novosibirsk Refinery	Russia
Gold	PAMP SA	Switzerland
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russia
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX PrŽcinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Republic Metals Corporation	United States
Gold	Rio Tinto Group	United Kingdom
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	Samduck Precious Metals	South Korea
Gold	SAMWON METALS Corp.	South Korea
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Gold Mining Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Super Dragon Technology Co., Ltd.	Taiwan
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	Torecom	South Korea
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand

Metal	Official Smelter Name	Smelter Country
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	China
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum	ABS Industrial Resources Ltd	United Kingdom
Tantalum	AMG Advanced Metallurgical Group	United States
Tantalum	Avon Specialty Metals Ltd	United Kingdom
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Duoluoshan	China
Tantalum	E.S.R. Electronics	United States
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Gannon & Scott	United States
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tantalum	Ishifuku Metal Industry Co., Ltd.	Japan
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	JX Nippon Mining & Metals Co., Ltd.	Japan
Tantalum	KEMET Blue Metals	United States

Metal	Official Smelter Name	Smelter Country
Tantalum	Kemet Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Nippon Mining & Metals Co. Ltd.	Japan
Tantalum	Phoenix Metal Ltd	Rwanda
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russia
Tantalum	Taki Chemicals	Japan
Tantalum	Telex Metals	United States
Tantalum	Tranzact, Inc.	United States
Tantalum	Treibacher Industrie AG	Austria
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide	China
Tin	Alpha	United States
Tin	An Thai Minerals Company Limited	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Best Metais e Soldas SA	Brazil
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Colonial Metals, Inc	United States
Tin	Complejo Metalurgico Vinto S.A.	Bolivia
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CSC Pure Technologies	Russia
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Prima Timah Utama	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan

Metal	Official Smelter Name	Smelter Country
Tin	Electroloy Metal Pte	Singapore
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Elmet S.A. de C.V.	Mexico
Tin	Elmet S.L.U. (Metallo Group)	Spain
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Federal Metal Company	United States
Tin	Feinhutte Halsbrucke GmbH	Germany
Tin	Fenix Metals	Poland
Tin	Gejiu Fengming Metalurgy Chemical Plant	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zi-Li	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	Heraeus Materials Technology GmbH & Co. KG	Singapore
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Hyundai-Steel	South Korea
Tin	Ishifuku Metal Industry Co., Ltd.	Japan
Tin	Japan New Metals Co., Ltd.	Japan
Tin	Jean Goldschmidt International SA	Belgium
Tin	Jiangxi Copper Company Limited	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	JX Nippon Mining & Metals Co., Ltd.	Japan
Tin	Koki Products Co., Ltd.	Thailand
Tin	Kovohutě Příbram	Czech Republic
Tin	Linwu Xianggui Smelter Co	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Materials Eco-Refining CO.,LTD	Japan
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tin	Metalor Technologies SA	Switzerland
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Mitsui Mining & Smelting	Japan
Tin	Nankang Nanshan Tin Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Novosibirsk Integrated Tin Works	Russia
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines

Metal	Official Smelter Name	Smelter Country
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	Phoenix Metal Ltd	Rwanda
Tin	POSCO	South Korea
Tin	Primeyoung Metal Ind. (Zhuhai) Co., Ltd	China
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT WAHANA PERKIT JAYA	Indonesia
Tin	Pure Technology	Russia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Ritchey Metals	United States
Tin	Rui Da Hung	Taiwan
Tin	Senju Metal Industry Co., Ltd.	Bolivia

Metal	Official Smelter Name	Smelter Country
Tin	SGS	Bolivia
Tin	Shaoxing Tianlong Tin Materials Co., Ltd	China
Tin	Soft Metais Ltda.	Brazil
Tin	Sumitomo Metal Mining Co., Ltd.	Japan
Tin	Technic Inc.	United States
Tin	Thaisarco	Thailand
Tin	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Umicore SA Business Unit Precious Metals Refining	Belgium
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Xianghualing Tin Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	Yunnan Tin Group (Holding) Company Limited	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ABS Industrial Resources Ltd	United Kingdom
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Air Products	United States
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	ERAMET	France
Tungsten	Exotech Inc.	United States
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Golden Egret Special Alloy Co. Ltd	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Metallurgy Group Co. Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russia

Metal	Official Smelter Name	Smelter Country
Tungsten	Izawa Metal Co., Ltd	Japan
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangsu Hetian Technological Material Co.,Ltd	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jiujiang Tanbre Co., Ltd.	China
Tungsten	JX Nippon Mining & Metals Co., Ltd.	Japan
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Materion	United States
Tungsten	Mitsubishi Materials Corporation	Japan
Tungsten	Moliren Ltd	Russia
Tungsten	Niagara Refining LLC	United States
Tungsten	North American Tungsten	Canada
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Nui Phao Mining Company Ltd.	Vietnam
Tungsten	Philippine Chuangin Industrial Co., Inc.	Philippines
Tungsten	Pobedit, JSC	Russia
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan
Tungsten	TaeguTec Ltd.	South Korea
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	Japan
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Voss Metals Company, Inc.	United States
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	South Korea
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Zhangyuan Tungsten Co.,Ltd	China
Tungsten	Zhuzhou Cemented Carbide	China
Tungsten	Zigong Cemented Carbide Co., Ltd.	China